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                                                                     EXHIBIT 7.3


[CHERRY BEKAERT & HOLLAND LOGO]


                               December 23, 2002


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read the comments in Item 4 of the Form 8-K filed by Maxxis Group, Inc. (the Company) dated December 16, 2002.

With respect to references to our Firm, we disagree with, have no basis to comment on, or clarify the following matters:

         1. In the first sentence of paragraph 1 of Item 4, Cherry, Bekaert & Holland, L.L.P. is identified as the "Former Auditor." In paragraph 5 of Item 4, we clarify that Cherry, Bekaert & Holland, L.L.P. was not the auditor for the Company for the Company's year-end June 30, 2000 and we did not issue a report on the Company's financial statements for the Company's year-end June 30, 2000. These financial statements were audited by other auditors.

         2. In paragraph 6 of Item 4, we clarify that Cherry, Bekaert & Holland, L.L.P. was not the auditor for the Company for the Company's year-end June 30, 2000 and we did not issue a report on the Company's financial statements for the Company's year-end June 30, 2000. These financial statements were audited by other auditors.

         3. In paragraph 7 of Item 4, the Company states in the second sentence that "...adjustments were made to the Company's practice of obtaining receipts, documentation, and approval for disbursement transactions." We have no basis on which to comment on this statement.

         4. In paragraph 7 of Item 4, the Company states in the third sentence that "The Company was subsequently informed that these adjustments satisfied the Former Auditor's concerns." We disagree with this statement as we have not evaluated


                       Cherry, Bekaert & Holland, L.L.P.
              636 South Central Avenue - Suite 201 - (30354-1988)
                    P.O. Box 82472 - Atlanta, GA 30354-0472
          (404) 762-7758 - Fax (404 767-3217 - E-mail: atlanta@cbh.com
                 6576 E. Church Street - Douglasville, GA 30134
                      (770) 942-1560 - Fax (770) 489-0257
     Offices Throughout The Southeast - Represented Internationally Through
                     Summit International Associates, Inc.

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Securities and Exchange Commission
December 23, 2002



nor commented on the adequacy of any changes to Company procedures made subsequent to our letter to the Audit Committee of the Company delivered in October 2002, this letter being identified by the Company in the Form 8-K as the October 2002 letter.



                                           Sincerely,


                                           /s/ Cherry, Bekaert & Holland, L.L.P.
                                           -------------------------------------
                                           Cherry, Bekaert & Holland, L.L.P.